Exhibit 99.4

December 4, 2020

LOHA CO. LTD (the “Company”)

Room 2212A, 22nd Floor, Xiangjiang Financial Center (Industrial Zone)

Unit 19, 3rd Street, Xinghai Avenue, Nanshan District

Shenzhen, Guangdong Province 518000

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form F-1 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I will be appointed as a director of the Company, effective upon the US Securities and Exchange Commission’s declaration of effectiveness of the Registration Statement.

 Sincerely yours,

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo